July 1, 2026

The Putnam Funds

100 Federal Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

Putnam Investment Management, LLC (“PIM”) and Franklin Advisers, Inc. (“FAV”), as applicable, hereby contractually agree, as of the date hereof, with respect to the funds specified below or in Schedule A, Schedule B, or Schedule C, to waive fees and reimburse certain expenses in the manner provided below:

1.	Other expenses.

a.

PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each open-end fund listed on Schedule A and each variable trust fund listed on Schedule B to the extent necessary to limit the cumulative expenses of the fund, exclusive of brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, acquired fund fees and expenses, and payments under the fund’s investor servicing contract, the fund’s investment management contract (including any applicable performance-based upward or downward adjustment to a fund’s base management fee), and the fund’s distribution plans, to an annual (measured on a fiscal year basis) rate of 0.20% of the fund’s average net assets. This contractual waiver will remain in effect for a fund through the expiration of one year following the effective date of the next update of the fund’s registration statement.

b.

FAV agrees to waive fees and/or reimburse expenses of Putnam Dynamic Asset Allocation Equity Fund (to be renamed Franklin Dynamic Asset Allocation Equity Fund on or around July 15, 2026) to the extent necessary to limit the cumulative expenses of the fund, exclusive of brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, acquired fund fees and expenses, and payments under the fund’s investor servicing contract, the fund’s investment management contract, and the fund’s distribution plans, to an annual (measured on a fiscal year basis) rate of 0.02% of the fund’s average net assets. This contractual waiver will remain in effect through the expiration of the one-year period following the effective date of the next update of the fund’s registration statement.

2.	Fund-specific expense limitations.

a.

As set forth in the table below, PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund — exclusive of payments under the fund’s distribution plans, any applicable performance-based upward or downward adjustment to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the expiration of the one-year period following the effective date of the next update of each fund’s registration statement:

Fund	Proposed Contractual Limitation on Total Fund Operating Expenses
Putnam VT Emerging Markets Equity Fund	1.09%
Putnam VT Mortgage Securities Fund	0.50%
Putnam VT Core Equity Fund	0.74%[1]
Putnam VT Focused International Equity Fund	0.90%[1]
Putnam VT Global Asset Allocation Fund	0.61%[1]
Putnam VT Government Money Market Fund	0.36%[2]
Putnam VT International Value Fund	0.92%[1]
Putnam VT Large Cap Growth Fund	0.72%[1]
Putnam VT Large Cap Value Fund	0.61%[1]
Putnam VT Small Cap Growth Fund	0.87%[1]

b.

As set forth in the table below, PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund – exclusive of payments under the fund’s distribution plans, payments under the fund’s investor servicing contract, any applicable performance-based upward or downward adjustment to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the expiration of the one-year period (three-year period in the case of Putnam Ultra Short MAC Series) following the effective date of the next post-effective amendment of each fund’s registration statement:

[1]

This expense limitation arrangement is conditioned on the completion of actions by Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company (collectively, “Talcott”) to substitute in their separate accounts (each, a “Substitution”) the current variable insurance product underlying funds with the identified series of Putnam Variable Trust pursuant to an exemptive order (“Order”) received from the Securities and Exchange Commission (“SEC”), and will take effect upon the Substitution and continue through the date that is two years following the effective date of the annual update of each fund’s registration statement that next follows the Substitutions.

[2]

This expense limitation arrangement is conditioned on the completion of the applicable Substitution of Putnam VT Government Money Market Fund by Talcott pursuant to the Order received from the SEC, and will take effect upon the Substitution and continue to remain in place indefinitely for the life of the affected variable annuity contracts funded through Talcott’s separate accounts following the Substitution.

Fund	Proposed Contractual Limitation on Total Fund Operating Expenses
Putnam Diversified Income Trust	0.43%[3]
Putnam Emerging Markets Equity Fund	0.78%
Putnam Global Income Trust (to reorganize with and into Putnam Diversified Income Trust)	0.43%
Putnam Income Fund (to reorganize with and into Franklin Core Plus ETF)	0.33%
Putnam Multi-Asset Income Fund (to be renamed Franklin Multi-Asset Income Fund on or around July 15, 2026)	0.40%
Putnam International Value Fund	0.59%
Putnam Ultra Short MAC Series	0.00%
Putnam Mortgage Opportunities Fund (to reorganize with and into Franklin Securitized Income ETF)	0.46%
Putnam Ultra Short Duration Income Fund	0.24%
Putnam U.S. Research Fund	0.49%

c.

As set forth in the table below, PIM agrees to waive fees and/or reimburse expenses of each fund set forth below (for Putnam International Equity Fund, effective as of May 1, 2026) to the extent that the total annual fund operating expenses for the fund – exclusive of payments under the fund’s distribution plans, payments under the fund’s investor servicing contract, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the expiration of the one-year period following the effective date of the next post-effective amendment of each fund’s registration statement:

Putnam International Small Cap Fund	1.05%
Putnam International Equity Fund	0.79%

3.

Putnam Short Term Investment Fund. FAV agrees to waive the contractual management fee of 0.25% for Putnam Short Term Investment Fund through the expiration of the one-year period following the effective date of the next update of the fund’s registration statement.

4.	Putnam VT Focused International Equity Fund. PIM agrees to waive 5 basis points of the contractual management fee payable by Putnam VT Focused International Equity Fund through the

[3]

This expense limitation shall take effect at the time of the reorganization of Putnam Global Income Trust with and into Putnam Diversified Income Trust, which is expected to occur on or around August 31, 2026.

expiration of the one-year period following the effective date of the next update of the fund’s registration statement.

5.	Target Date Funds.

a.

Retirement Advantage Plus Funds: FAV agrees to (1) waive fees and/or reimburse expenses of each Putnam Retirement Advantage Plus Fund (each to be renamed such that “Franklin” will replace “Putnam” in each fund’s name on or around July 15, 2026), in an amount equal to the fund’s “acquired fund fees and expenses” and (2) waive fees and/or reimburse expenses of each class of shares specified below of each Putnam Retirement Advantage Plus Fund in an amount sufficient to result in total annual fund operating expenses for each share class of the fund – exclusive of payments under the fund’s distribution plan, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), acquired fund fees and expenses, and extraordinary expenses – that equal the amount specified in the table below of the fund’s average net assets attributable to each such class. Each of these contractual waivers will remain in effect through the date that is three years (one year, in the case of Putnam Retirement Advantage Plus 2070 Fund) after the effective date of the next amendment filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended, of each fund’s registration statement (except for Putnam Retirement Advantage Plus 2060 Fund, which will remain in effect through the date that is ten years after the effective date of the next amendment filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended, of the fund’s registration statement).

Share Class	Net Total Expense Ratio Cap
Class A	0.70%
Class C	0.70%
Class R	0.85%
Class R3	0.85%
Class R4	0.85%
Class R5	0.70%
Class R6	0.60%
Class Y	0.70%

b.

Retirement Advantage Funds: FAV agrees to (1) waive fees and/or reimburse expenses of each Putnam Retirement Advantage Fund (each to be renamed such that “Franklin” will replace “Putnam” in each fund’s name on or around July 15, 2026) in an amount equal to each fund’s “acquired fund fees and expenses” and (2) waive fees and/or reimburse expenses of each class of shares specified below of each Putnam Retirement Advantage Fund in an amount sufficient to result in total annual fund operating expenses for each class of each fund – exclusive of payments under the fund’s distribution plan, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), acquired fund fees and expenses, and extraordinary expenses – that equal the amount specified in the table below of the fund’s average net assets attributable to each such class. Each of these contractual waivers will remain in effect through the date that is three years (one year, in the case of Putnam Retirement Advantage 2070 Fund) after the effective date of the next update of each fund’s registration statement.

Share Class	Net Total Expense Ratio Cap
Class A	0.55%
Class C	0.55%
Class R	0.70%
Class R3	0.70%
Class R4	0.70%
Class R5	0.55%
Class R6	0.45%
Class Y	0.55%

6.

Management fees of affiliated funds. PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each fund specified above or in Schedule A or Schedule B (other than Putnam Short Term Investment Fund, each Putnam Retirement Advantage Plus Fund and each Putnam Retirement Advantage Fund) and each exchange-traded fund specified in Schedule D by an amount equal to the management fees paid by Franklin Templeton affiliated funds with respect to assets the fund invests in such affiliated funds. This contractual waiver will remain in effect for a fund through the expiration of one-year period following the effective date of the next update of the fund’s registration statement.

Effective July 1, 2026, this contractual undertaking supersedes any prior contractual expense limitation provisions between PIM or FAV and the funds. This undertaking shall be binding upon any successors and assignees of PIM or FAV, as applicable.

A copy of the Declaration of Trust (including any amendments thereto) of each of the Putnam mutual funds is on file with the Secretary of The Commonwealth of Massachusetts, and the Certificate of Trust of Putnam ETF Trust is on file with the Secretary of State of Delaware. Notice is hereby given that this instrument is executed on behalf of the Trustees of each Putnam Fund as trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of each Putnam Fund with respect to its obligations under this instrument. Furthermore, notice is given that the assets and liabilities of each series of each Putnam Fund that is a series company are separate and distinct and that the obligations of or arising out of this instrument are several and not joint or joint and several and are binding only on the assets of each series with respect to its obligations under this instrument. Each fund is acting on its own behalf separately from all of the other investment companies and not jointly or jointly and severally with any of the other investment companies.

[Remainder of page intentionally blank.]

Very truly yours,

PUTNAM INVESTMENT MANAGEMENT, LLC

By:	/s/ Thomas C. Merchant
Thomas C. Merchant, Chief Legal Officer

FRANKLIN ADVISERS, INC.

By:	/s/ Thomas C. Merchant
Thomas C. Merchant, Chief Legal Officer

Agreed and accepted by each Putnam fund listed on Schedule A,

Schedule B, Schedule C, and Schedule D

By:	/s/ Jonathan S. Horwitz
Jonathan S. Horwitz
Executive Vice President, Principal Executive Officer, and Compliance Liaison

Schedule A

Putnam Convertible Securities Fund

Putnam Diversified Income Trust

Putnam Asset Allocation Funds

- Putnam Dynamic Asset Allocation Balanced Fund (to be renamed Franklin Dynamic Asset Allocation Equity Fund)

- Putnam Dynamic Asset Allocation Conservative Fund (to be renamed Franklin Dynamic Asset Allocation Conservative Fund)

- Putnam Dynamic Asset Allocation Growth Fund (to be renamed Franklin Dynamic Asset Allocation Growth Fund)

- Putnam Multi-Asset Income Fund (to be renamed Franklin Multi-Asset Income Fund)

Putnam Focused International Equity Fund

Putnam Funds Trust

- Putnam Emerging Markets Equity Fund

- Putnam Floating Rate Income Fund

- Putnam Focused Equity Fund (to reorganize with and into Putnam Focused U.S. Research ETF)

- Putnam Global Technology Fund

- Putnam International Value Fund

- Putnam Mortgage Opportunities Fund (to reorganize with and into Franklin Multisector Bond ETF)

- Putnam Core Equity Fund

- Putnam Small Cap Growth Fund

- Putnam Ultra Short Duration Income Fund

George Putnam Balanced Fund

Putnam Global Health Care Fund

Putnam Global Income Trust (to reorganize with and into Putnam Diversified Income Trust)

Putnam High Yield Fund

Putnam Income Fund (to reorganize with and into Franklin Core Plus ETF)

Putnam International Equity Fund

Putnam Investment Funds

-Putnam Government Money Market Fund

-Putnam International Small Cap Fund

-Putnam Large Cap Growth Fund

-Putnam U.S. Research Fund

-Putnam Small Cap Value Fund

-Putnam Sustainable Future Fund (to reorganize with and into Putnam U.S. Research Fund)

Putnam Large Cap Value Fund

Putnam Money Market Fund

Putnam Mortgage Securities Fund (to reorganize with and into Franklin Securitized Income ETF)

Putnam Sustainable Leaders Fund (to be renamed Putnam Mid Cap Fund)

Putnam Tax-Free Income Trust

-Putnam Strategic Intermediate Municipal Fund

Schedule B

Putnam Variable Trust

- Putnam VT Core Equity Fund

- Putnam VT Diversified Income Fund

- Putnam VT Emerging Markets Equity Fund

- Putnam VT Focused International Equity Fund

- Putnam VT George Putnam Balanced Fund

- Putnam VT Global Asset Allocation Fund

- Putnam VT Global Health Care Fund

- Putnam VT Government Money Market Fund

- Putnam VT High Yield Fund

- Putnam VT Income Fund

- Putnam VT International Equity Fund

- Putnam VT International Value Fund

- Putnam VT Large Cap Growth Fund

- Putnam VT Large Cap Value Fund

- Putnam VT Mortgage Securities Fund

- Putnam VT U.S. Research Fund

- Putnam VT Small Cap Growth Fund

- Putnam VT Small Cap Value Fund

- Putnam VT Sustainable Future Fund (to reorganize with and into Putnam VT U.S. Research Fund)

- Putnam VT Sustainable Leaders Fund (to be renamed Putnam VT Focused U.S. Research Fund)

Schedule C

Other Funds Subject to Expense Limitations

Putnam Funds Trust

- Putnam Dynamic Asset Allocation Equity Fund (to be renamed Franklin Dynamic Asset Allocation Equity Fund)

- Putnam Short Term Investment Fund

Putnam Target Date Funds

- Putnam Retirement Advantage Plus Maturity Fund (to be renamed Franklin Retirement Advantage Plus Maturity Fund)

- Putnam Retirement Advantage Plus 2070 Fund (to be renamed Franklin Retirement Advantage Plus 2070 Fund)

- Putnam Retirement Advantage Plus 2065 Fund (to be renamed Franklin Retirement Advantage Plus 2065 Fund)

- Putnam Retirement Advantage Plus 2060 Fund (to be renamed Franklin Retirement Advantage Plus 2060 Fund)

- Putnam Retirement Advantage Plus 2055 Fund (to be renamed Franklin Retirement Advantage Plus 2055 Fund)

- Putnam Retirement Advantage Plus 2050 Fund (to be renamed Franklin Retirement Advantage Plus 2050 Fund)

- Putnam Retirement Advantage Plus 2045 Fund (to be renamed Franklin Retirement Advantage Plus 2045 Fund)

- Putnam Retirement Advantage Plus 2040 Fund (to be renamed Franklin Retirement Advantage Plus 2040 Fund)

- Putnam Retirement Advantage Plus 2035 Fund (to be renamed Franklin Retirement Advantage Plus 2035 Fund)

- Putnam Retirement Advantage Plus 2030 Fund (to be renamed Franklin Retirement Advantage Plus 2030 Fund)

- Putnam Retirement Advantage Maturity Fund (to be renamed Franklin Retirement Advantage Maturity Fund)

- Putnam Retirement Advantage 2070 Fund (to be renamed Franklin Retirement Advantage 2070 Fund)

- Putnam Retirement Advantage 2065 Fund (to be renamed Franklin Retirement Advantage 2065 Fund)

- Putnam Retirement Advantage 2060 Fund (to be renamed Franklin Retirement Advantage 2060 Fund)

- Putnam Retirement Advantage 2055 Fund (to be renamed Franklin Retirement Advantage 2055 Fund)

- Putnam Retirement Advantage 2050 Fund (to be renamed Franklin Retirement Advantage 2050 Fund)

- Putnam Retirement Advantage 2045 Fund (to be renamed Franklin Retirement Advantage 2045 Fund)

- Putnam Retirement Advantage 2040 Fund (to be renamed Franklin Retirement Advantage 2040 Fund)

- Putnam Retirement Advantage 2035 Fund (to be renamed Franklin Retirement Advantage 2035 Fund)

- Putnam Retirement Advantage 2030 Fund (to be renamed Franklin Retirement Advantage 2030 Fund)

Schedule D

Putnam ETF Trust

-Franklin California Municipal Income ETF

-Franklin Core Plus ETF (effective as of the closing of the reorganization of Putnam Income Fund with and into the ETF)

-Franklin Municipal High Yield ETF

-Franklin Municipal Income ETF

-Franklin Massachusetts Municipal Income ETF

-Franklin Minnesota Municipal Income ETF

-Franklin Multisector Bond ETF (effective as of the closing of the reorganization of Putnam Mortgage Opportunities Fund with and into the ETF)

-Franklin New Jersey Municipal Income ETF

-Franklin New York Municipal Income ETF

-Franklin Ohio Municipal Income ETF

-Franklin Pennsylvania Municipal Income ETF

-Franklin Securitized Income ETF (effective as of the closing of the reorganization of Putnam Mortgage Securities Fund with and into the ETF)

-Franklin Short Term Bond ETF (effective as of the closing of the reorganization of Putnam Short Duration Bond Fund with and into the ETF)

-Franklin Short-Term Municipal Income ETF

-Putnam BDC Income ETF

-Putnam Emerging Markets ex-China ETF

-Putnam Focused Large Cap Growth ETF

-Putnam Focused Large Cap Value ETF

-Putnam Focused U.S. Research ETF (effective as of the closing of the reorganization of Putnam Focused Equity Fund with and into the ETF)